Exhibit 10.2

Dated 1 April, 2007

for

BST SAFETY TEXTILES ACQUISITION GMBH

arranged by

GOLDMAN SACHS CREDIT PARTNERS L.P.

and

UBS SECURITIES LLC

as Mandated Lead Arrangers

with

GOLDMAN SACHS CREDIT PARTNERS L.P.

acting as Priority Agent

UBS AG, STAMFORD BRANCH

acting as Second Lien Agent

and

GOLDMAN SACHS CREDIT PARTNERS L.P.

acting as Security Agent

AMENDMENT AGREEMENT RELATING TO

A €155,000,000 TERM AND

REVOLVING FACILITIES AGREEMENT

London

99 Bishopsgate

London EC2M 3XF

(44) 020 7710 1000 (Tel)

(44) 020 7374 4460 (Fax)

www.lw.com

THIS AGREEMENT is dated 1 April, 2007 and made between:

(1)	BST US HOLDINGS, INC., a company duly incorporated and validly existing under the laws of the State of Delaware having its principal place of business at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808, the United States of America (the “Parent”);

(2)	BST SAFETY TEXTILES ACQUISITION GMBH, a limited liability company duly incorporated and validly existing under the laws of the Federal Republic of Germany having its corporate seat in Frankfurt am Main and which is registered in the Commercial Register in Frankfurt am Main under registration number HRB 75840 (the “Original Borrower”);

(3)	THE COMPANIES listed in Part I of Schedule 1 (Borrowers and Guarantors) as revolving borrowers (the “Revolving Borrowers”);

(4)	THE COMPANIES listed in Part I of Schedule 1 (Borrowers and Guarantors) as original guarantors (the “Original Guarantors”);

(5)	GOLDMAN SACHS CREDIT PARTNERS L.P. and UBS SECURITIES LLC as mandated lead arrangers (the “Mandated Lead Arrangers”);

(6)	GOLDMAN SACHS CREDIT PARTNERS L.P. acting on behalf of the Priority Lenders and as agent of the other Priority Finance Parties (the “Priority Agent”);

(7)	UBS AG, STAMFORD BRANCH acting on behalf of the Second Lien Lenders and as agent of the other Second Lien Finance Parties (the “Second Lien Agent” and together with the Priority Agent the “Agents”); and

(8)	GOLDMAN SACHS CREDIT PARTNERS L.P. as security agent for the Secured Parties (the “Security Agent”).

BACKGROUND

(A)	The parties hereto have entered into a term and revolving facility agreement dated 8 December, 2006 (such term and revolving facilities agreement as originally in effect being the “Original Term and Revolving Facilities Agreement”) pursuant to which the Original Lenders (as defined therein) made Loans (as defined therein) to the Borrowers.

(B)	Pursuant to a stock exchange agreement dated as of 8 March 2007 and made between International Textile Group, Inc. (“ITG”), WLR Ross Fund III, L.P., Georg Saint-Denis and Frank Goehring, ITG acquired all of the outstanding capital stock of the Parent. The Borrowers and Lenders have agreed that the Original Term and Revolving Facilities Agreement be amended pursuant to this Agreement.

(C)	The Parties hereto have agreed to amend the Original Term and Revolving Facilities Agreement in the manner set out herein.

NOW IT IS HEREBY AGREED:-

1	INTERPRETATION

In this Agreement:

(a)	words and expressions defined in the Original Term and Revolving Facilities Agreement shall, unless otherwise defined herein, have the same meaning when used herein; and

(b)	the provisions of Clause 1.2 (Construction) of the Original Term and Revolving Facilities Agreement shall also apply in the interpretation hereof as if expressly set out herein with each reference to the “Agreement” being deemed to be a reference to this Agreement.

2	CONDITIONS TO THE AMENDMENTS

The amendments contained in this Agreement shall only be effective upon receipt on or before 1 April 2007 by the Agents of all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agents. The Agents shall notify the Original Borrower and the Lenders promptly upon being so satisfied with such date of notification being the “Effective Date”.

3	AMENDMENT OF ORIGINAL TERM AND REVOLVING FACILITIES AGREEMENT

The Parties hereto agree that with effect from the Effective Date the Original Term and Revolving Facilities Agreement shall be amended as follows:

3.1	The following definitions shall be included in Clause 1.1 (Definitions) of the Original Term and Revolving Facilities Agreement:

“Excluded Equity Issuance” means:

(a)	The private issuance of any Stock or Stock Equivalents by ITG or any Holding Company thereof (if such a Holding Company exists) or by any Holding Company of any member of the BST Group to management or employees of a member of the Permitted Affiliated Group, that is a party to the ITG Facilities Agreement, under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time; and

(b)	The private issuance of any Stock or Stock Equivalents by ITG or any Holding Company thereof (if such a Holding Company exists) or by any Holding Company of any member of the BST Group the net proceeds of which are utilised within 90 days of receipt for the purposes of capital expenditure, an acquisition or investments in a company or a joint venture as permitted under the terms of the ITG Facilities Agreement.

“Independent Director” means a director of a US Member of the BST Group who is not at the time of initial appointment, or at any time while serving as a director of the relevant member of the BST Group, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director of the relevant member of the BST Group), officer, employee, partner, attorney or counsel of any other member of the BST Group or any member of the ITG Group or any affiliate of any of them; (b) a creditor, customer, supplier or other person who derives any of its purchases or revenues from its activities with the relevant member of the BST Group or any member of the ITG Group or any affiliate of any of them; (c) a person or other entity controlling or under common control with any such stockholder, partner, creditor, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, creditor, customer, supplier or other person. (As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise).

A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of a US Member of the BST Group if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors and that also provides other corporate services in the ordinary course of its business.

A natural person who otherwise satisfies the foregoing definition except for being the independent director of a “special purpose entity” affiliated with a member of the BST Group or a member of the ITG Group shall not be disqualified from serving as an Independent Director of a US Member of the BST Group if such individual (i) is an independent director provided by a nationally-recognized company that provides professional independent directors and (ii) is not at the time of initial appointment or while serving the independent director of an entity (other than the relevant member of the BST Group) that owns a direct or indirect equity interest in the Parent.”

“Mexican Facility” means the certain term loan agreement in the maximum principal amount of $15,000,000 dated as of December 29, 2006, by and among Burlington Morelos, S.A. de C.V., as borrower, the financial institutions party thereto from time to time, as lenders, General Electric Capital Corporation, as agent, UBS Securities LLC, as lead arranger and bookrunner, and GE Capital Markets, Inc., as co-lead arranger and co-bookrunner.

“ITG Facilities Agreement” means the facilities agreement dated 29 December 2006 by and among certain members of the ITG Group, General Electric Capital Corporation and the other persons signatory thereto.

“ITG Group” means ITG and any subsidiary thereof (other than a member of the BST Group).

“Relative Commitment Factor” means, at any date of determination, a fraction where the numerator is the principal amount of all commitments outstanding (whether funded or unfunded) of the BST Group under this Agreement and the denominator is the sum of the principal amounts of all commitments outstanding (whether funded or unfunded) of ITG, any Holding Company thereof (if such a Holding Company exists, but not including the Original Investors) and any Subsidiary of ITG (including any member of the BST Group) under the ITG Facilities Agreement the Mexican Facility and this Agreement, as applicable.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, shares, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Tax Sharing Agreement” means the tax sharing agreement entered into by International Textile Group, Inc. and BST US Holdings, Inc.

“US Member of the BST Group” means a member of the BST Group that is either organised under the laws of any jurisdiction of or in the United States of America.

3.2	The definition of “Original Investors” in Clause 1.1 (Definitions) of the Original Term and Revolving Facilities Agreement shall be amended to read as follows:

““Original Investors” means WLR Recovery Fund III L.P., Frank Göhring, Georg Saint-Denis, International Textile Group, Inc.; International Textile Holdings, Inc.; WLR Recovery Fund III, LP; WLR Recovery Fund II, LP; Absolute Recovery Hedge Fund Ltd.; and Absolute Recovery Hedge Fund L.P.”

3.3	The definition of “Permitted Transaction” in Clause 1.1 (Definitions) of the Original Term and Revolving Facilities Agreement shall be amended to read as follows:

““Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)	the solvent liquidation or reorganisation of any member of the BST Group so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the BST Group;

(c)	transactions (other than the granting or creation of Security or the granting of guarantees or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

(d)	any payments or other transactions contemplated by the Structure Memorandum; or

(e)	any transactions contemplated by or under the Tax Sharing Agreement.”

3.4	The definition of “Permitted Reorgnisation” shall be deleted from Clause 1.1 (Definitions) of the Original Term and Revolving Facilities Agreement.

3.5	The definition of “Transaction Documents” in Clause 1.1 (Definitions) of the Original Term and Revolving Facilities Agreement shall be amended to read as follows:

““Transaction Documents” means the Finance Documents, the Acquisition Documents, the Shareholders’ Agreement, the Management Agreement, the Intercompany Loan Agreements the Constitutional Documents and the Tax Sharing Agreement.”

3.6	Clause 12.1(a) of the Original Term and Revolving Facilities Agreement shall be deleted in its entirety and replaced with the following paragraph:

“For the purpose of this Clause 12.1 “Equity Issuance” means a Flotation, any other public or private offering or any other equity or equity-linked issuance of or by any member of the BST Group, any Holding Company of any member of the BST Group or by ITG or any Holding Company of ITG (if such a Holding Company exists).”

3.7	Clause 12.1(b) of the Original Term and Revolving Facilities Agreement shall be deleted in its entirety and replaced with the following paragraph:

“For the purpose of this Clause 12.1, “Flotation” means a successful application being made for the admission of any part of the share capital of any member of the BST Group (or Holding Company of any member of the BST Group) or ITG (or any Holding Company of ITG if such a Holding Company exists), as applicable, or the grant of permission to deal in any part of the issued share capital of any member of the BST Group (or Holding Company of any member of the BST Group) or ITG (or any Holding Company of ITG if such a Holding Company exists), as applicable, on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other exchange or market in any country or any other sale or issue by way of flotation or public offering or any equivalent circumstances in relation to any member of the BST Group (or Holding Company of any member of the BST Group) or ITG (or any Holding Company of ITG if such a Holding Company exists), as applicable, in any jurisdiction or country.”

3.8	The following paragraph shall be deleted from Clause 12.1(c):

“provided that for the purposes of this Clause 12.1, the Permitted Reorganisation shall not be a Change of Control.”

3.9	The following words shall be deleted from Clause 12.1(d)(i):

“other than in connection with a Permitted Reorganisation”.

3.10	The definition of “Debt Proceeds” in Clause 12.2(a) shall be deleted in its entirety and replaced with the following definitions:

““BST Debt Proceeds” means the net proceeds of any Financial Indebtedness incurred by any member of the BST Group (other than Permitted Financial Indebtedness).”

““ITG Debt Proceeds” means the net proceeds of any Financial Indebtedness incurred by ITG or any Holding Company of ITG (if such a Holding Company exists) or by any Holding Company of any member of the BST Group (other than another member of the BST Group).”

3.11	Clause 12.2(b) of the Original Term and Revolving Facilities Agreement shall be deleted in its entirety and shall be replaced with the following paragraph:

“The Parent shall ensure that the Borrowers prepay Loans in the following amounts at the times and in the order of application contemplated by Clause 12.3 (Application of mandatory prepayments):

(i)	the amount of Acquisition Proceeds;

(ii)	the amount of Disposal Proceeds;

(iii)	the amount of Insurance Proceeds;

(iv)	the amount equal to the Relative Commitment Factor as of such date multiplied by the amount of the Equity Proceeds received from an Equity Issuance (other than an Excluded Equity Issuance) by ITG or any Holding Company of ITG (if such a Holding Company exists) or by any Holding Company of any member of the BST Group (other than another member of the BST Group);

(v)	50% of the amount of the Equity Proceeds received from an Equity Issuance by any member of the BST Group or any Holding Company of any member of the BST Group (other than ITG);

(vi)	the amount equal to the Relative Commitment Factor as of such date multiplied by the amount of ITG Debt Proceeds;

(vi)	the amount of the BST Debt Proceeds; and

(vii)	the amount equal to 75% of Excess Cashflow for any Financial Year of the Parent (or if Debt Cover for such Financial Year was less than 2.5:1, 50% of Excess Cashflow for such Financial Year).”

3.12	Clause 12.3(a) (Application of mandatory prepayments) of the Original Term and Revolving Facilities Agreement shall be deleted in its entirety and shall be replaced with the following paragraph:

“Application of mandatory prepayments

(a)	Subject to Clause 12.3(e) below, a prepayment made under Clause 12.2 (Disposal, Insurance, Acquisition, Equity and Debt Proceeds and Excess Cashflow) shall be applied in the following order:

(i)	first, in prepayment of First Lien Facility Loans as contemplated in paragraphs (b) to (d) inclusive below;

(ii)	second, in prepayment and cancellation of Revolving Facility Utilisations (such that outstanding Revolving Facility Loans shall be prepaid before outstanding Letters of Credit) and of Revolving Facility Commitments;

(iii)	third, in repayment and cancellation of the Ancillary Outstandings and Ancillary Commitments; and

(iv)	then, in prepayment of Second Lien Facility Loans.”

3.13	The following paragraph shall be incorporated as a new Clause 12.3(e) in the Original Term and Revolving Facilities Agreement:

“A prepayment made under Clause 12.2 (Disposal, Insurance, Acquisition, Equity and Debt Proceeds and Excess Cashflow) from Equity Proceeds shall be applied in the following order:

(i)	first, in prepayment of First Lien Facility Loans as contemplated in paragraphs (b) to (d) inclusive above;

(ii)	second, in prepayment of Second Lien Facility Loans;

(iii)	third, in cancellation of Available Commitments under the Revolving Facility (and the Available Commitment of the Lenders under the Revolving Facility will be cancelled rateably);

(iv)	fourth, in prepayment and cancellation of Revolving Facility Utilisations (such that outstanding Revolving Facility Loans shall be prepaid before outstanding Letters of Credit) and of Revolving Facility Commitments; and

(v)	then, in repayment and cancellation of the Ancillary Outstandings and Ancillary Commitments.”

3.14	The following covenant shall be incorporated as Clause 27.34 in the Original Term and Revolving Facilities Agreement:

“Separateness

Except to the extent otherwise permitted by the Finance Documents each Obligor shall (and the Parent shall procure that each member of the BST Group will):

(a)	maintain its own books and records separate from any person that is not a member of the BST Group;

(b)	maintain its bank accounts separate from any from any person that is not a member of the BST Group;

(c)	not commingle its assets with those of any person that is not a member of the BST Group and hold all of its assets in its own name;

(d)	conduct its own business in its own name;

(e)	maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and shall not have its assets listed on the financial statement of any member of the ITG Group; provided, however, that the assets of any member of the BST Group may be included in the consolidated financial statement of ITG provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the relevant member of the BST Group from the ITG Group and to indicate that the relevant member of the BST Group assets and credit of such member of the BST Group are not available to satisfy the debts and other obligations of members of the ITG Group and (ii) such assets shall also be listed on the BST Group’s own separate balance sheet;

(f)	other than strictly in accordance with the terms of the Tax Sharing Agreement, file its tax returns separate from those of any other entity and not to file a consolidated federal income tax return with any other corporation;

(g)	pay its own liabilities and expenses only out of its own funds;

(h)	observe all corporate and other organisational formalities;

(i)	pay the salaries of its own employees from its own funds;

(j)	maintain a sufficient number of employees in light of its contemplated business operations;

(k)	not guarantee or become obligated for the debts of any member of the ITG Group;

(l)	not hold out its credit as being available to satisfy the obligations of any member of the ITG Group;

(m)	not acquire the obligations or securities of any member of the ITG Group;

(n)	not make loans to any member of the ITG Group, or buy or hold evidence of indebtedness issued by any member of the ITG Group;

(o)	use separate stationery, invoices, and cheques bearing its own name;

(p)	not pledge its assets for the benefit of any member of the ITG Group; and

(q)	not identify itself as a division of any member of the ITG Group,

provided that ITG (as lessor) shall be permitted to enter into a lease agreement with BST Safety Textiles LLC (as lessee) in relation to the real estate and the improvements thereon located at 740 Old Cheraw Highway in Cordova, Richmond County, North Carolina.

3.15	The following covenant shall be included as a new Clause 27.35 in the Original Term and Revolving Facilities Agreement:

“Independent Director

The Board of Directors of each US Member of the BST Group shall at all times have one member who is an Independent Director. Each US Member of the BST Group shall not take any vote requiring the consent of the Independent Director unless there is one Independent Director then serving. The Independent Director’s power and authority shall be limited to his/her rights to vote on the matters relating to any amendment to the relevant member of the BST Group’s organisational documents and commencement of a voluntary bankruptcy case, consent to the commencement of entry of an order for relief in an involuntary bankruptcy case, or the insolvency, winding-up or liquidation of such US Member of the BST Group. An Independent Director may not be removed unless his or her successor has been elected and has taken office. In the event of the death, incapacity or resignation of an Independent Director, the Board of Directors shall appoint a replacement Independent Director as soon as practicable.”

3.16	The following covenant shall be included as a new Clause 27.36 in the Original Term and Revolving Facilities Agreement:

“Non-Reliance

The Parent shall procure that documentation evidencing any future Financial Indebtedness of ITG includes a representation from the lenders extending such Financial Indebtedness that such lenders in extending credit to the ITG Group shall not rely on any present or future claim on the assets of the BST Group and a covenant that such lenders shall not take any action that is inconsistent with such non-reliance.”

3.17	Clause 28.14 (Amending articles of association) of the Original Term and Revolving Facilities Agreement shall be deleted in its entirety and replaced with the following:

“Any member of the BST Group amends, varies, supplements, supersedes, waives or terminates its Constitutional Documents without the prior written consent of the Majority Lenders unless such an amendment is not materially prejudicial to the interests of the Finance Parties provided that where an amendment relates to the appointment of an Independent Director and his/her related voting rights the prior written consent of the Majority Lenders shall always be required.”

3.18	Clause 31.7 (Business with the BST Group) of the Original Term and Revolving Facilities Agreement shall be deleted in its entirety and replaced with the following:

“Business with the BST Group

(a)	The Agents, the Security Agents, the Mandated Lead Arrangers, the Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engaged in any kind of banking or other business with any member of the BST Group.

(b)	Each Lender hereby represents and warrants to each Obligor that in extending credit to the BST Group it shall not rely on any present or future claim on the assets of any member of the ITG Group and each Lender hereby covenants that they shall not take any action that is inconsistent with such non-reliance.”

3.19	Clause 17.4 (Second Lien Facility Prepayment Fee) of the Original Term and Revolving Facilities Agreement shall be deleted in its entirety and replaced with the following paragraph:

“Second Lien Facility Prepayment Fee

If all or any part of any Second Lien Facility Loan is voluntarily prepaid (other than pursuant to Clause 11.1 (Illegality) or 11.2 (Illegality in relation to Issuing Bank) or Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank)) on or before 1 August 2008 any such prepayment may only be made if in addition to all other sums required to be paid under this Agreement in connection with such prepayment the relevant Borrower pays to the Second Lien Agent (for the account of the Second Lien Facility Lenders pro rata to their Second Lien Facility Commitments at the time of prepayment) at the time of such prepayment a prepayment premium equal to 1 per cent. of the principal amount to be prepaid (if such prepayment occurs up to (and including) 1 August 2008.”

3.20	Clause 26.2(b) (Debt Cover) of the Original Term and Revolving Facilities Agreement shall be amended as follows:

Column 1 Relevant Period	Column 2 Ratio (to 1.00)
Period expiring 31 March 2007	4.60

Period expiring 30 June 2007	4.90

Period expiring 30 September 2007	4.40

Period expiring 31 December 2007	4.00

4	COSTS AND EXPENSES

Clause 22 (Fees and Expenses) of the Original Term and Revolving Facilities Agreement shall be deemed to be incorporated in this Agreement as if set out herein.

5	MISCELLANEOUS

Clauses 41 (Counterparts), 42 (Governing Law) and 43 (Enforcement) of the Original Term and Revolving Facilities Agreement shall be deemed incorporated in this Agreement (with such conforming amendments as the context requires) as if set out herein.

6	FINANCE DOCUMENT

This Agreement constitutes a Finance Document (as defined in the Original Term and Revolving Facilities Agreement).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

The Borrowers and the Guarantors

Name of Borrower	Registration number (or equivalent, if any)
BST Safety Textiles Acquisition GmbH	HRB 75840 (commercial register of the local court of Frankfurt)

Name of Revolving Borrower	Registration number (or equivalent, if any)
BST Safety Textiles Acquisition GmbH	HRB 75840 (commercial register of the local court of Frankfurt)

BST Safety Textiles GmbH	HRB 670522 (commercial register of the local court of Freiburg)

Narricot Industries L.P.	N/A

Name of Guarantor	Registration number (or equivalent, if any)
BST US Holdings, Inc.	N/A

Narricot Industries Management Corp.	N/A

Narricot Industries L.P.	N/A

BST Safety Textiles LLC	N/A

BST Safety Textiles Acquisition GmbH	HRB 75840 (commercial register of the local court of Frankfurt)

BST Safety Textiles Holding GmbH	HRB 670521 (commercial register of the local court of Freiburg)

BST Safety Textiles GmbH	HRB 670522 (commercial register of the local court of Freiburg)

BST Breitgewebe International GmbH	HRB 670523 (commercial register of the local court of Freiburg)

BST Safety Textiles Sp.z. o.o	KRS 107538

SCHEDULE 2

Conditions Precedent

1	The Mandated Lead Arrangers have received a copy of the Amendment Agreement executed by each Obligor.

2.	The Mandated Lead Arrangers have received a certified copy of the executed Tax Sharing Agreement. The terms of such agreement shall not put the Lenders in a materially worse position than they would otherwise have been in had the Permitted Reorganisation not occurred and/or the Tax Sharing Agreement had not been entered into.

3.	Evidence satisfactory to the Agents that the credit facilities and any other documentation evidencing Financial Indebtedness of ITG in existence as at the date of the Permitted Reorganisation contain a representation given by the lenders thereunder that such lenders in extending credit to the ITG Group shall not rely on any present or future claim on the assets of any member of the BST Group and a covenant that such lenders shall not take any action that is inconsistent with such non-reliance.

4.	The Parent has delivered evidence satisfactory to the Agents confirming (i) that one independent director (such independent director’s votes to be limited to matters relating to the insolvency, winding-up or liquidation of such US Member of the BST Group and changes to the corporate document governing such matters) has been appointed to the board of each US Member of the BST Group and (ii) that the constitutional documents of each US Member of the BST Group either provide or have been amended to provide for such independent director and his/her related voting rights.

SIGNATURES

THE PARENT

BST US HOLDINGS, INC.

By:	/s/

THE ORIGINAL BORROWER

BST SAFETY TEXTILES ACQUISITION GMBH

By:	/s/

THE REVOLVING BORROWERS

BST SAFETY TEXTILES GMBH

By:	/s/

NARRICOT INDUSTRIES L.P.

By:	/s/

THE GUARANTORS

THE PARENT

By:	/s/

BST SAFETY TEXTILES ACQUISITION GMBH

By:	/s/

BST SAFETY TEXTILES GMBH

By:	/s/

BST BREITGEWEBE INTERNATIONAL GMBH

By:	/s/

NARRICOT INDUSTRIES MANAGEMENT CORP.

By:	/s/

NARRICOT INDUSTRIES L.P.

By:	/s/

BST SAFETY TEXTILES LLC

By:	/s/

BST SAFETY TEXTILES SP. Z O.O

By:	/s/

THE MANDATED LEAD ARRANGERS

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/
Address:
Fax:
Attention:

UBS SECURITIES LLC

By:	/s/

By:
Address:
Fax:
Attention:

THE PRIORITY AGENT

GOLDMAN SACHS CREDIT PARTNERS L.P (FOR AND ON BEHALF OF THE PRIORITY LENDERS)

By:	/s/
Address:
Fax:
Attention:

THE SECOND LIEN AGENT (FOR AND ON BEHALF OF THE SECOND LIEN LENDERS)

UBS AG, STAMFORD BRANCH

By:	/s/

By:
Address:
Fax:
Attention:

THE SECURITY AGENT

GOLDMAN SACHS CREDIT PARTNERS L.P

By:	/s/
Address:
Fax:
Attention: